SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 25, 2002

americabilia.com, Inc.

(Exact name of registrant as specified in its charter)

Florida	0-29781	65-0142472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Cassia Way, Suite 400, Las Vegas, Nevada 89014
(Address of principal executive offices) (Zip Code)

(702) 914-8411
Registrant’s telephone number, including area code:

N/A
(Former name or former address, if changed since last report)

Item 5.  Other Events.

The Company has previously disclosed that it expected that cash flow from operations might not be sufficient to allow the Company to continue in business in 2002.  The Company is not generating sufficient sales to allow it to continue its business operations.

The Company plans to cease business operations and vacate its business premises on or before June 30, 2002.  The Company’s Board of Directors has determined that the value of the Company’s operating assets is less than the amount of the secured debt owed to the Company’s President and Chairman of the Board.  The Company plans to relinquish its operating assets to these secured creditors in partial satisfaction of the secured debt.  The Company believes that collections on its accounts receivable will be sufficient to pay its creditors other than an additional approximate $250,000 of unsecured debt owed by the Company to its President and Chairman of the Board and the Company’s obligations to its landlord under its premises lease.

Management has explored various strategies including but not limited to a merger.  While management will continue to explore this opportunity in order to preserve some value for the Company’s shareholders, management is unsure that any merger can be effectively implemented.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

americabilia.com, Inc. (Registrant)

Date: June 25, 2002	By:	/s/ GARY MOORE
Gary Moore, President